UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 8, 2017

LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 9.01	Financial Statements and Exhibits
SIGNATURES

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 8, 2017, the Board of Directors of Lam Research Corporation (the “Company”) approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) primarily to implement proxy access.  Article II, Section 2.16 has been added to the Bylaws to permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholders and the nominees satisfy the requirements specified in the Bylaws.  Proxy access will first be available to stockholders in connection with the Company’s 2017 annual meeting.

The Bylaws were also amended to make certain clarifications and refinements to the advance notice bylaw for nominations, contained in Article II, Sections 2.2 and 2.3, and to make certain other conforming, technical and administrative changes.

The foregoing description of the Company’s Bylaws is qualified in all respects by reference to the text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.    Description
3.1     Amended and Restated Bylaws, dated February 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2017

LAM RESEARCH CORPORATION
By:	/s/ Sarah A. O'Dowd
Sarah A. O'Dowd Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.    Description
3.1     Amended and Restated Bylaws, dated February 8, 2017